Exhibit 99.1

TENTH AMENDMENT AND
LIMITED DURATION WAIVER TO CREDIT AGREEMENT

This Tenth Amendment and Limited Duration Waiver to Credit Agreement (herein, the “Amendment”) is entered into as of February 28, 2011, by and among Smart Business and Advisory Consulting, LLC, a Delaware limited liability company (“Smart”), LECG, LLC, a California limited liability company (“LECG” and together with Smart, the “Borrowers” and individually, a “Borrower”), the Guarantors party hereto, the Lenders party hereto, and Bank of Montreal, as Administrative Agent (the “Administrative Agent”).

PRELIMINARY STATEMENTS

A.                                   The Borrowers, the Guarantors, the Administrative Agent and the Lenders entered into a Credit Agreement dated as of May 15, 2007 (as heretofore amended, the “Credit Agreement”). All capitalized terms used herein without definition shall have the same meanings herein as such terms have in the Credit Agreement.

B.                                     The Borrowers have requested that certain covenant violations be waived for a limited period and that certain provisions of the Credit Agreement be amended, and the Lenders are willing to do so on the terms, conditions, and provisions contained in this Amendment.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

SECTION 1.                                                 LIMITED DURATION WAIVER.

Subject to terms set forth in this Section 1 and the satisfaction of the conditions precedent set forth in Section 4 below, any Default or Event of Default occasioned solely by the Borrowers’ failure to be in compliance with the (a) Section 8.5(e) of the Credit Agreement for failure by the Parent to deliver its business plan for the fiscal year ending December 31, 2011, (b) Section 8.5(h) of the Credit Agreement for failure to deliver a compliance certificate for the fiscal quarter ended December 31, 2010, (c) Total Funded Debt/EBITDA Ratio set forth in Section 8.22(a) of the Credit Agreement for the fiscal quarters of the Parent ended September 30, 2010 and December 31, 2010, (d) Fixed Charge Coverage Ratio set forth in Section 8.22(b) of the Credit Agreement for the fiscal quarters of the Parent ended September 30, 2010 and December 31, 2010, (e) Minimum EBITDA covenant set forth in Section 8.22(c) of the Credit Agreement for the fiscal quarters of the Parent ended September 30, 2010 and December 31, 2010, (f) the requirement for the Parent to complete its registration with the U.S. Securities and Exchange Commission for an offering of additional common stock to its existing shareholders by February 7, 2011 as required by Section 8.23(b)(i) of the Credit Agreement, (g) the timely delivery of original stock certificates and other similar instruments or securities representing all of the issued and outstanding shares of capital stock or other equity interests in each of LECG Holding Company (UK) Ltd., LECG Limited, LECG Business Consulting UK Limited and LECG Consulting Spain, SL (the “Foreign Stock”), and stock powers (or their equivalent) for the Foreign Stock executed in blank and undated, by the required

February 7, 2011, due date in accordance with Section 8.26(b)(ii) of the Credit Agreement, (h) requirement to deliver an update on the status of a commitment letter and term sheet for a working line of capital from a financial institution acceptable to the Administrative Agent by February 7, 2011, in accordance Section 8.26(b)(iii) of the Credit Agreement and (i) Section 8.18 of the Credit Agreement (the “Subject Defaults”) are hereby waived, on a temporary basis, during the Limited Waiver Period (as defined below).  The foregoing waiver shall become null and void on the Limited Waiver Termination Date (as defined below).  From and after the Limited Waiver Termination Date, the Administrative Agent and the Lenders shall have all rights and remedies available to them as a result of the occurrence of any of the Subject Defaults all as though this waiver had never been granted, unless a further amendment or waiver shall be given with respect to the subject matter hereof pursuant to the Credit Agreement.   The Borrowers shall continue to report its compliance or non-compliance with the Credit Agreement and other Loan Documents as required by the Credit Agreement during the Limited Waiver Period, including completing and delivering to the Administrative Agent and the Lenders a compliance certificate (and covenant calculation worksheet) as required by Section 8.5 of the Credit Agreement.

For purposes of this Amendment: (a) “Limited Waiver Period” means the period commencing on the Tenth Amendment Effective Date through but not including the Limited Waiver Termination Date, and (b) “Limited Waiver Termination Date” means the date upon which the Limited Duration Waiver is terminated upon the earliest to occur of (and the occurrence of any of the following events shall be referred to herein as a “Terminating Event”):  (i) any occurrence of any Default or Event of Default (other than the Subject Defaults), or any failure by any Borrower or any Guarantor for any reason to comply with any term, condition, or provision contained in this Amendment, (ii) any representation or warranty made by any Borrower or Guarantor in or pursuant to this Amendment, the Credit Agreement (except as expressly excluded hereby) or any other Loan Document (other than any representation or warranty in any such Loan Document of comparable purpose or effect to the Credit Agreement representations and warranties excluded hereby) proves to be incorrect or misleading in any material respect when made, (iii) any Material Adverse Effect shall occur after the date hereof, as determined in good faith by the Administrative Agent or the Required Lenders, (iv) there is a negative variance in actual cash receipts during any week from the amounts for such cash receipts for such period set forth in the most recent Budget by 20% or more, or there is a negative variance in actual cash receipts on a cumulative basis since February 26, 2011, from the amounts for such cash receipts for such period set forth in the most recent Budget by 15% or more, (v) there is a positive variance in cash expenditures and disbursements during any week or on a cumulative basis since February 26, 2011, by line item, from the amounts for such expenditures and disbursements for such period set forth in the most recent Budget by 15% or more, or there is a positive variance in total cash expenditures and disbursements during any week or on a cumulative basis since February 26, 2011, from the amounts for such expenditures and disbursements for such period set forth in the most recent Budget by 10% or more, (vi) failure by LECG to consummate the sale of certain assets permitted by Section 8.10(g) of the Credit Agreement, as amended by the Tenth Amendment, by March 1, 2011, (vii) the Borrowers fail to permanently repay the Obligations by at least $15,000,000 from Net Cash Proceeds of Approved Sales by March 15, 2011; (viii) the termination, resignation or other separation from employment of any one or more experts, consultants, employees or independent contractors of

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the Parent, the Borrowers and the Subsidiaries (other than in connection with an Approved Sale) that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, or (ix) March 31, 2011.

SECTION 2.                                                 AMENDMENTS.

Subject to the satisfaction of the conditions precedent set forth in Section 4 below, the Credit Agreement shall be amended as follows:

2.1.                              Notwithstanding the limited duration waiver set forth in Section 1 of the Tenth Amendment, as a result of the Subject Defaults (as defined in the Tenth Amendment):

(a)                                  interest on the principal outstanding amount of the Obligations shall be increased from and after November 15, 2010, by the amounts specified in Section 1.10 of the Credit Agreement;

(b)                                 none of the Parent, any Borrower or Subsidiary shall be permitted to make any Acquisitions;

(c)                                  none of the Parent, any Borrower or Subsidiary shall make any Restricted Payment permitted by Sections 8.12(c) and (e) of the Credit Agreement; and

(d)                                 no payments shall be made on account of any Parent Subordinated Notes.

2.2.                              Section 5.1 of the Credit Agreement is hereby amended by adding new defined terms or restating existing defined terms as follows:

“Approved Sale” is defined in Section 8.27(a) hereof.

“Budget” means that certain Budget prepared by the Borrowers and attached hereto as Schedule 8.28(a) for the four week period ending March 25, 2011, as the same may from time to time be extended or otherwise modified as hereinafter provided for with the consent of the Required Lenders.  Not less than two (2) Business Days prior to the expiration of any approved Budget and prior to or concurrently with any proposed Approved Sale, the Borrowers shall submit a proposed new budget which shall be prepared in a manner consistent with the prior approved Budget but shall reflect any material changes in assumptions.  In addition, the Borrowers shall submit a proposed new budget which shall be prepared in a manner consistent with the prior approved Budget but shall reflect any material changes in assumptions by no later than March 11, 2011 (or such later date as the Administrative Agent may agree to), in the event the

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Borrowers do not expect to be able to permanently repay the Obligations by at least $15,000,000 from Net Cash Proceeds of Approved Sales by March 15, 2011.  The Borrowers shall provide the Administrative Agent and the Lenders a brief written analysis of any proposed amendment or extension of the Budget which shall include (1) an analysis as to whether the assumptions underlying such proposed budget are reasonable under the circumstances, (2) an analysis as to whether such proposed budget reflects only those cash expenditures and disbursements that are necessary to operate the business, and (3) any recommended changes to the then approved Budget, including without limitation any recommended changes to reflect assumptions underlying the cash flow forecast being reasonable under the circumstances and to reflect only those cash expenditures and disbursements that are necessary to operate the business.  If (and only if) such proposed budget is consented to by the Required Lenders (in the Required Lenders’ sole discretion), such proposed budget shall thereafter become the Budget for all purposes hereof.  The Borrowers represent that the Budget has been prepared in good faith based upon assumptions believed by the Borrowers to be reasonable as of the date the Tenth Amendment Effective Date; and on any date any proposed amendment or extension of the Budget is furnished to the Administrative Agent and the Lenders, the Borrowers shall be deemed to have represented that such proposed amended or extended budget has been prepared in good faith based upon assumptions believed by the Borrowers to be reasonable as of such date.

“Limited Waiver Period” is defined in the Tenth Amendment.

“Material Adverse Effect” means (a) any material adverse effect on the ability of the Borrowers and the Guarantors to achieve Net Cash Proceeds sufficient to repay the Obligations by $15,000,000 on or before March 15, 2011, or in full on or before March 31, 2011 or (b) a material adverse effect upon (i) the legality, validity, binding effect or enforceability against the Borrower or any Guarantors of the Loan Documents or the rights and remedies of the Administrative Agent and the Lenders thereunder or (ii) the perfection or priority of the Liens granted under the Collateral Documents.

“Subject Defaults” is defined in the Tenth Amendment.

“Tenth Amendment” means that certain Tenth Amendment and Limited Duration Waiver to Credit Agreement dated as of

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February 24, 2011, by and among the Borrowers, the Parent, the Guarantors party thereto, the Lenders and the Administrative Agent.

“Tenth Amendment Effective Date” means the date upon which the Tenth Amendment becomes effective pursuant to its terms.

“Terminating Event” is defined in the Tenth Amendment.

2.3                                 Notwithstanding anything contained in Section 8.5(a) of the Credit Agreement to the contrary, the Administrative Agent and the Required Lenders agree that the consolidated balance sheet of the Parent and its Subsidiaries as of January 31, 2011 and the consolidated statements of income, retained earnings and cash flows for the month ending January 31, 2011 shall be due no later than March 31, 2011.

2.4.                              Section 8.5 of the Credit Agreement shall be and hereby is amended by inserting a new subsection (j) immediately after subsection (i) to read in its entirety as follows:

(j)                                     promptly after knowledge thereof shall have come to the attention of any responsible officer of the Parent or any Borrower, written notice of (i) any departure of any consultant, expert or other professional employed by or under contract with the Parent, any Borrower or Subsidiary, (ii) any threatened or pending litigation proceeding against the Parent, any Borrower or Subsidiary by any such consultant, expert or professional, or (iii) any demand for payment made by any such consultant, expert or professional for amounts in excess of that set forth in the Budget.

2.5.                              Section 8.10 of the Credit Agreement shall be and hereby is amended by amended and restating subsection (g) therein and inserting a new subsection (h) immediately after subjection (g), in each case to read in their entirety as follows:

(g)                                 the sale, transfer or disposition of LECG’s International Arbitration and Airline Competition practices so long as (i) the purchase price from such sale, transfer or disposition is approximately $5,000,000, and the Net Cash Proceeds from such sale, transfer or disposition is not less than $4,400,000 (unless otherwise approved by the Required Lenders), (ii) the Net Cash Proceeds are deposited into the Restricted Account or such other deposit account of the Borrowers approved by the Administrative Agent that is subject to the Administrative Agent’s Lien, and (iii) such sale, transfer or disposition occurs on or before March 1, 2011, provided the Net Cash Proceeds of such sale, transfer, or disposition are delivered to the Administrative Agent to be held in

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the Restricted Account in accordance with Section 8.28(a) hereof; and

(h)                                 the sale, transfer, lease or other disposition of Property of the Borrower or any Guarantor (other than a sale, transfer, or other disposition of any practice or business unit or group of the Parent, a Borrower, or any Subsidiary) aggregating for the Parent, the Borrower and its Subsidiaries not more than $50,000 during any fiscal year of the Borrower; provided, the Net Cash Proceeds of any such sale, transfer, lease or other disposition are delivered to the Administrative Agent to be held in the Restricted Account in accordance with Section 8.28(a) hereof.

2.6.                              Section 8.25 of the Credit Agreement shall be amended and restated to read in its entirety as follows:

Section 8.25                            Intentionally Omitted.

2.7.                              Section 8.27(a) of the Credit Agreement shall be amended and restated to read in its entirety as follows:

(a)                                  Sales Process.  The Borrowers have selected and engaged William Blair & Company (“Blair” and Blair together with any successor as provided in the following sentence being referred to herein as the “Investment Banker”) to pursue the sale of all or a portion of the assets and business lines of the Parent, the Borrowers and their Subsidiaries (whether pursuant to a sale of stock or assets) pursuant to an engagement letter dated February 15, 2011 (together with any replacement engagement letter with a successor Investment Banker as described in the next sentence, the “Engagement Letter”) and shall continue throughout the term of this Agreement to actively pursue such sales.  If for any reason the engagement of Blair is terminated, the Borrowers shall promptly engage another nationally recognized investment banking firm reasonably acceptable to the Administrative Agent and the Required Lenders to assist the Borrowers in pursuing the prompt sale of the assets and/or business lines of the Parent, the Borrowers and their Subsidiaries under an engagement letter no less favorable to the Borrowers than the Engagement Letter with Blair (except as otherwise agreed to by the Administrative Agent) all to the end that a nationally recognized investment banking firm is continuously engaged throughout the term of this Agreement to actively pursue such sales.  The Borrowers and Guarantors hereto hereby acknowledge and agree that the Administrative Agent has a Lien on substantially all of the assets of the Borrowers and Guarantors, and, as such under the terms of this Agreement, the

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terms and conditions of any proposed sale or sales (including the terms and conditions set forth in any asset and/or stock purchase agreement) of any asset or business line of the Parent, the Borrowers and their Subsidiaries (whether by asset purchase or stock purchase) shall be subject to the prior approval of the Required Lenders (each such sale, together with any sale permitted by Section 8.10(g) hereof, being referred to herein as an “Approved Sale”).  In connection with the foregoing, the Borrowers and Guarantors hereby agree that:

(i)                                     the Administrative Agent and the Lenders (either directly or through the Administrative Agent’s legal counsel or its financial consultant) will have full and unrestricted access to the directors, officers and employees of the Borrowers and Guarantors, and the Investment Banker, but will make efforts where reasonable and appropriate to direct communication through the Investment Banker; and

(ii)                                  all letters of intent, written indications of interest, term sheets, purchase agreements and related documentation (both in draft and final form) and related correspondence are to be delivered or otherwise reported to the Administrative Agent promptly as and when received (collectively, the “Sales Information”), including Sales Information relating to the proposed sale of assets or business lines disclosed in writing to the Lenders by the Investment Banker on February 23, 2011 (the “2/23/11 Sales Information”), together with any material changes in the prospects or estimated purchase price with respect to such proposed sales.

2.8.                              Section 8 of the Credit Agreement shall be further amended by inserting a new Section 8.27 immediately after Section 8.28 to read in its entirety as follows:

Section 8.28. Additional Covenants.  (a) Cash Dominion; Cash Collateral Use.  The Borrowers and the Guarantors shall remit and thereafter maintain all Net Cash Proceeds (which amount shall be determined net of any fees then due the Investment Banker in connection with such Approved Sale) from each Asset Sale (herein, the “Cash Collateral”) into one or more accounts maintained with and under the control of the Administrative Agent or one of its Affiliates (each a “Restricted Account”).  Cash Collateral shall be held by the Administrative Agent (or one of its Affiliates) and proceeds thereof shall be made available by the Administrative Agent to the Borrowers to fund expenditures, in

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amount and type, identified in the approved Budget then in effect to the extent such amount(s) are in excess of cash on hand not held in the Restricted Account, subject only to permitted variance(s) of such amount(s) that, to the best knowledge of the Borrowers and Guarantors, do not result in a Terminating Event.  At any time or from time to time, the Administrative Agent (acting at the request or with the consent of the Required Lenders) may apply any Cash Collateral in excess of the amount then required to fund the balance of the Budget to the Obligations.  Upon the occurrence of a Terminating Event, the Cash Collateral may be applied to the Obligations (whether or not then due) as provided herein or held as collateral security therefore.

(b)                                 Requests for Release of Collateral Proceeds; Reliance by Administrative Agent.  Any request or use by the Borrowers or the Guarantors of Cash Collateral proceeds as provided in Section 8.28(a) shall be subject to the following conditions: (i) satisfaction of the conditions precedent set forth Section 7.1 hereof, except to the extent non-compliance with the conditions set forth therein relate solely to the Subject Defaults and no representation being made with respect to (1) Section 6.6 (No Material Adverse Change), Section 6.19 (Solvency), and Section 6.21 (No Default) as to the Subject Defaults, and (2) any representation of comparable purpose or effect in any other Loan Document, (ii) no Terminating Event has occurred and is continuing or would result from such use of the Cash Collateral, and (iii) the Borrowers shall use the Cash Collateral proceeds solely for the purpose of funding its working capital needs consistent with the Budget in effect at the time such request and then only to the extent such amount(s) are in excess of cash on hand not held in the Restricted Account, subject only to permitted variance(s) of such amount(s) that do not result in a Terminating Event, and each such request shall be accompanied by a written certificate in the form attached hereto as Schedule 8.28(b).  The Administrative Agent, in making any Cash Collateral proceeds available to the Borrowers or the Guarantors under this Section 8.28, shall be entitled to all the benefits of this Agreement, including without limitation, Section 11 hereof, as if all references herein to the requesting or making of any Loan was instead a reference to requesting or making available Cash Collateral proceeds as provided for herein.  Without limiting the foregoing, the Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Terminating Event unless the Administrative Agent shall have received written notice from a Lender or a Borrower referring to this Agreement, describing such Terminating Event, and the Administrative Agent shall not be

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required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or the financial condition of the Parent, any Borrower or Subsidiary, or the existence or possible existence of any Terminating Event.

(c)                                  Budget; Cash Flow Forecasts.  (i) Budget.  The initial Budget and all proposed amendments and extensions thereof shall be prepared in accordance with the definition thereof.  Following any Approved Sale, (x) all liabilities and obligations assumed by a purchaser in connection with any Approved Sale shall no longer be permitted payments under the Budget and (y) the Budget shall be redetermined to the satisfaction of the Required Lenders.

(ii)                                  Cash Flow Forecasts.  The Borrowers have heretofore delivered to the Administrative Agent and the Lenders a forecast of its cash flows (including referencing sources and uses) through the period ending April 29, 2011.  No later than the 3rd day of each week (commencing March 2, 2011), the Borrowers shall prepare and deliver to the Administrative Agent and the Lenders an updated forecast of its cash flows (including referencing sources and uses) through April 29, 2011, together with a comparison of the preceding week’s actual cash flows to the Budget then in effect and the most recent forecast of cash flows and an explanation of variances, and a prospective (1 week) availability bridge analysis.

(iii)                               Backup Information.  The Budget and each cash flow forecast referred to in clause (ii) above shall also provide all information supporting the assumptions and calculations set forth in the Budget and cash flow forecast as requested from time to time by the Administrative Agent or its representatives (including its attorneys and financial advisors), and the Administrative Agent and its representatives shall have full and unrestricted access to the officers and employees of the Borrowers and the Investment Banker to discuss such Budget and cash flow forecasts.

(d)                                 Collection of Receivables.  The Borrowers and Guarantors shall, and shall cause their Subsidiaries to, use commercially reasonable efforts to collect accounts receivable that are due or past due.

(e)                                  No Additional Loans, Advances, and Investments.  On and after the Tenth Amendment Effective Date, none of the Parent, any Borrower or any Subsidiary shall make loans or

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advances to, or investments in, any Person, except as expressly provided for in the Budget.

(f)                                    Incurrence of Liabilities .  On and after the Tenth Amendment Effective Date, none of the Parent, any Borrower or Subsidiary shall incur any liabilities outside of the ordinary course of business except as expressly provided for in the Budget.

(g)                                 No Voluntary Prepayments.  On and after the Tenth Amendment Effective Date, none of the Parent, any Borrower or Subsidiary shall voluntarily prepay any indebtedness or obligations, other than the Obligations owing to the Lenders, except for the payment of the Borrowers’ professional fee retainers as expressly provided for in the Budget.

(h)                                 Cash on Hand.  Cash and cash equivalents held by the Borrowers and Guarantors at any time in excess of $3,500,000 shall be promptly remitted to the Administrative Agent to be held in the Restricted Account.  The Borrowers and Guarantors agree to use cash and cash equivalents on hand only to fund expenditures and disbursements expressly provided for in the Budget; and the Borrowers and Guarantors agree to use cash and cash equivalents on hand prior to requesting the release of Cash Collateral from the Restricted Account.

(i)                                     Meetings.  At least two times per week, the Borrowers’ Chief Executive Officer or Chief Financial Officer and the Investment Banker shall hold a telephone conference with the Administrative Agent and the Lenders at such time as the Administrative Agent and the Borrowers shall mutually determine and the Borrowers and their Investment Banker shall provide the Administrative Agent and the Lenders on such call, among other things, an update on the current status of the sales process for the assets and business lines of the Parent, the Borrowers and their Subsidiaries.

2.9.                              Section 9.1(b) of the Credit Agreement shall be and hereby is amended by inserting the phrase “or 8.28” immediately after the phrase “or 8.27” in the third line thereof.

2.10.                        The Credit Agreement shall be further amended by inserting new schedules in the form of Schedule 8.28(a) and Schedule 8.28(b) attached hereto.

SECTION 3.                                                 FEES.

In addition to the others fees payable under the Credit Agreement (including all fees due under prior amendments thereto) and the other Loan Documents, the Borrowers shall pay to the

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Administrative Agent, for the ratable distribution to each Lender and to Bank of Montreal with respect to the Hedging Liability owing to it, an amendment fee equal to $1,000,000 (the “Amendment Fee”), which such fee shall be due and payable on the Limited Waiver Termination Date (the “Tenth Amendment Fee”); provided, that the Amendment Fee shall be reduced to $500,000 in the event that (a) the Borrowers repay the Obligations by at least $15,000,000 on or before March 15, 2011 and (b) all Obligations are paid in full on or before March 31, 2011.  The Lenders acknowledge and agree that the second installment of the Amendment Fee set forth in Section 3.1 of the Ninth Amendment shall be due and payable on the Limited Waiver Termination Date as defined herein.

SECTION 4.      CONDITIONS PRECEDENT.

The effectiveness of this Amendment is subject to the satisfaction of all of the following conditions precedent:

4.1.          The Borrowers, the Parent, the Administrative Agent and the Required Lenders shall have executed and delivered this Amendment.

4.2.          The Borrowers shall have executed and delivered to the Administrative Agent deposit account control agreements in form and substance satisfactory to the Administrative Agent for the Restricted Accounts.

4.3.          The Borrowers shall have delivered to the Administrative Agent a detailed list of all bonus (discretionary or otherwise) paid or to be paid by the Parent, any Borrower or Guarantor in form and substance satisfactory to the Administrative Agent, including a detailed list of each consultant, expert or employee that has received any prepaid bonus or is scheduled to receive such bonus.

4.4.          Written support for the 2/23/11 Sales Information shall have been provided to the Administrative Agent for distribution to the Lenders.

4.5.          The Borrowers shall have paid to the Administrative Agent current legal and consultant fees and expenses referred to in Section 7.3 hereof to the extent invoiced.

4.6.          Legal matters incident to the execution and delivery of this Amendment shall otherwise be satisfactory to the Administrative Agent and its counsel.

SECTION 5.                                                 REPRESENTATIONS.

In order to induce the Lenders to execute and deliver this Amendment, each Borrower and Guarantor hereby represents to the Administrative Agent and the Lenders that as of the date hereof, after giving effect to the limited duration waiver and amendments set forth in Sections 1 and 2 above: (a) the representations and warranties set forth in Section 6 of the Credit Agreement (excluding (i) Section 6.6 (No Material Adverse Change), (ii) Section 6.19 (Solvency) and (iii) Section 6.21 (No Default) as to the Subject Defaults) are and shall be and remain true and correct (except that the representations contained in Section 6.5 (Financial Reports) shall be

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deemed to refer to the most recent financial statements of the Parent delivered to the Lenders), and (b) except for the Subject Defaults, no Default or Event of Default exists under the Credit Agreement or shall result after giving effect to this Amendment.

SECTION 6.                                                 RELEASE.

FOR VALUE RECEIVED, INCLUDING WITHOUT LIMITATION, THE AGREEMENTS OF THE LENDERS IN THIS AGREEMENT, THE BORROWERS AND THE GUARANTORS HEREBY RELEASE THE ADMINISTRATIVE AGENT AND EACH LENDER, THEIR CURRENT AND FORMER SHAREHOLDERS, DIRECTORS, OFFICERS, AGENTS, EMPLOYEES, ATTORNEYS, CONSULTANTS, AND PROFESSIONAL ADVISORS (COLLECTIVELY, THE “RELEASED PARTIES”) OF AND FROM ANY AND ALL DEMANDS, ACTIONS, CAUSES OF ACTION, SUITS, CONTROVERSIES, ACTS AND OMISSIONS, LIABILITIES, AND OTHER CLAIMS OF EVERY KIND OR NATURE WHATSOEVER, BOTH IN LAW AND IN EQUITY, KNOWN OR UNKNOWN, WHICH ANY BORROWER OR GUARANTOR HAS OR EVER HAD AGAINST THE RELEASED PARTIES FROM THE BEGINNING OF THE WORLD TO THIS DATE, INCLUDING, WITHOUT LIMITATION, THOSE ARISING OUT OF THE EXISTING FINANCING ARRANGEMENTS BETWEEN THE BORROWERS, THE GUARANTORS AND THE LENDERS, AND THE BORROWERS AND THE GUARANTORS FURTHER ACKNOWLEDGE THAT, AS OF THE DATE HEREOF, IT DOES NOT HAVE ANY COUNTERCLAIM, SET-OFF, OR DEFENSE AGAINST THE RELEASED PARTIES, EACH OF WHICH THE BORROWERS AND THE GUARANTORS HEREBY EXPRESSLY WAIVE.

SECTION 7.                                                 MISCELLANEOUS.

7.1. The Borrowers and the Guarantors executed and delivered to the Administrative Agent and the Lenders the Security Agreement and certain other Collateral Documents.  Each of Borrower and Guarantor hereby acknowledges and agrees that the Liens created and provided for by the Collateral Documents (including, but not limited to, Liens on 100% of all equity interests in Foreign Subsidiaries and all proceeds from Approved Sales) continue to secure, among other things, the Obligations arising under the Credit Agreement as amended hereby; and the Collateral Documents and the rights and remedies of the Lenders thereunder, the obligations of the Borrowers and the Guarantors thereunder, and the Liens created and provided for thereunder remain in full force and effect and shall not be affected, impaired or discharged hereby.  Nothing herein contained shall in any manner affect or impair the priority of the liens and security interests created and provided for by the Collateral Documents as to the indebtedness which would be secured thereby prior to giving effect to this Amendment.  By executing this Amendment in the place provided for that purpose below, each Guarantor hereby consents to the amendment to the Credit Agreement as set forth herein and confirms that its obligations thereunder (including without limitation its obligations as a Guarantor pursuant to Section 12 thereof) remain in full force and effect.  The foregoing reaffirmation is given in consideration of, among other things, the Limited Duration Waiver set forth in Section 1 hereof and use of the Cash Collateral set forth in Section 8.28(a) of the Credit Agreement, as amended hereby.

7.2. Except as specifically amended or waived herein, the Credit Agreement shall continue in full force and effect in accordance with its original terms.  Reference to this specific Amendment need not be made in the Credit Agreement, or any instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to

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or with respect to the Credit Agreement, any reference in any of such items to the Credit Agreement being sufficient to refer to the Credit Agreement as amended hereby.

7.3. The Borrowers agree to pay on reasonable demand all costs and expenses of or incurred by the Administrative Agent in connection with the negotiation, preparation, execution and delivery of this Amendment and the other instruments and documents being executed and delivered in connection herewith and the transactions contemplated hereby, including the reasonable fees and expenses of counsel and financial consultant for the Administrative Agent.

7.4. This Amendment may be executed in any number of counterparts, and by the different parties on different counterpart signature pages, all of which taken together shall constitute one and the same agreement.  Any of the parties hereto may execute this Amendment by signing any such counterpart and each of such counterparts shall for all purposes be deemed to be an original.  Delivery of a counterpart hereof by facsimile transmission or by e-mail transmission of an Adobe portable document format file (also known as a “PDF” file) shall be effective as delivery of a manually executed counterpart hereof.  This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of New York.

[SIGNATURE PAGE TO FOLLOW]

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This Tenth Amendment and Limited Duration Waiver to Credit Agreement is entered into as of the date and year first above written.

“BORROWERS”

SMART BUSINESS ADVISORY AND CONSULTING, LLC

By:	/s/ Yuri Rozenfeld
Name:	Yuri Rozenfeld
Title:	Executive Vice President

LECG, LLC

By:	/s/ Yuri Rozenfeld
Name:	Yuri Rozenfeld
Title:	Executive Vice President

“GUARANTORS”

SMART BUSINESS HOLDINGS, LLC

By:	/s/ Yuri Rozenfeld
Name:	Yuri Rozenfeld
Title:	Executive Vice President

LECG CORPORATION

By:	/s/ Yuri Rozenfeld
Name:	Yuri Rozenfeld
Title:	Executive Vice President

LECG CANADA HOLDING, INC.

By:	/s/ Yuri Rozenfeld
Name:	Yuri Rozenfeld
Title:	Executive Vice President

[Tenth Amendment-Smart/LECG]

Accepted and agreed to.

BANK OF MONTREAL, as Administrative Agent and a Lender

By:	/s/ Jason M. Clary
Name:	Jason M. Clary
Title:	Vice President

[Tenth Amendment-Smart/LECG]

GARRISON DLP I LLC, as a Lender

By:	/s/ Brian Chase
Name:	Brian Chase
Title:	Chief Financial Officer

[Tenth Amendment-Smart/LECG]

CAPITALSOURCE CF LLC, as a Lender

By
Name
Title

[Tenth Amendment-Smart/LECG]

MC FUNDING LTD., as a Lender

By:	Monroe Capital Management LLC, as Collateral Manager

By
Name
Title

[Tenth Amendment-Smart/LECG]

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY, as a Lender

By: Babson Capital Management LLC, as Investment Advisor

By:	/s/ Michael J. Fey
Name:	Michael J. Fey
Title:	Director

BABSON MID-MARKET CLO LTD. 2007-II, as a Lender

By: Babson Capital Management LLC, as Collateral Advisor

By:	/s/ Michael J. Fey
Name:	Michael J. Fey
Title:	Director

[Tenth Amendment-Smart/LECG]

SARGAS CLO I LTD., as a Lender

By: Sargas Asset Management, LLC, its Portfolio Manager

By
Name
Title

[Tenth Amendment-Smart/LECG]

COLTS 2005-2 LTD., as a Lender

By: Structured Asset Investors, LLC, as Collateral Manager

By: Ivy Hill Asset Management, L.P., as Subservicer

By:	/s/ Ryan Cascade
Name:	Ryan Cascade
Title:	Duly Authorized Signatory

COLTS 2007-1 LTD., as a Lender

By: Structured Asset Investors, LLC, as Collateral Manager

By: Ivy Hill Asset Management, L.P., as Subservicer

By:	/s/ Ryan Cascade
Name:	Ryan Cascade
Title:	Duly Authorized Signatory

KNIGHTSBRIDGE CLO 2008-I LIMITED, as a Lender

By: ACKB LLC, in its capacity as Manager

By: Ivy Hill Asset Management, L.P., its Managing Member

By:	/s/ Ryan Cascade
Name:	Ryan Cascade
Title:	Duly Authorized Signatory

[Tenth Amendment-Smart/LECG]

KNIGHTSBRIDGE CLO 2007-I LTD, as a Lender

By: ACKB LLC, in its capacity as Manager

By: Ivy Hill Asset Management, L.P., its Managing Member

By:	/s/ Ryan Cascade
Name:	Ryan Cascade
Title:	Duly Authorized Signatory

[Tenth Amendment-Smart/LECG]

SCHEDULE 8.28(B)

REQUEST FOR USE OF CASH COLLATERAL

                  ,

Bank of Montreal, as Administrative Agent

115 South LaSalle Street

Chicago, Illinois 60603

Attention:  Jason Clary

Ladies and Gentlemen:

We refer to the Credit Agreement dated as of May 15, 2007 (as amended, modified or supplemented to date, the “Credit Agreement”) among Smart Business and Advisory Consulting, LLC, a Delaware limited liability company (“Smart”), LECG, LLC, a California limited liability company (“LECG” and together with Smart, the “Borrowers” and individually, a “Borrower”), the Guarantors party hereto, the Lenders party hereto, and Bank of Montreal, as Administrative Agent.  Capitalized terms used but not defined herein have the meanings given to them in the Credit Agreement.

Pursuant to Section 8.28(a) of the Credit Agreement, the Borrowers hereby request that on                           , 2011, $                         of Cash Collateral proceeds be released to the Borrowers and deposited into Borrowers’ account in accordance with the attached instructions to fund expenditures, in amount and type, identified in the Budget, subject only to permitted variance(s) of such amount(s) that do not result in a Terminating Event.

To induce the Administrative Agent and the Lenders to release such Cash Collateral proceeds in such amount, the undersigned, being the duly authorized officer of the Borrowers, hereby certifies that, both before and after giving effect to the request above:

(a)          to the best of the undersigned’s knowledge, the representations and warranties of the Borrower contained in Section 6 of the Credit Agreement are true and correct in all material respects as though made on and as of such date (except no representation being made with respect to (1) Section 6.6 (No Material Adverse Change), Section 6.19 (Solvency), and Section 6.21 (No Default) as to the Subject Defaults, and (2) any representation of comparable purpose or effect in any other Loan Document);

(b)         to the best of the undersigned’s knowledge, no Terminating Event has occurred and is continuing or would result from such release of Cash Collateral; and

(c)          the Cash Collateral proceeds are being applied to an expenditure, in amount and type, identified in the Budget as permitted by Section 8.28(b) of the Credit Agreement.

LECG, LLC

By
Name
Title

SMART BUSINESS AND ADVISORY CONSULTING, LLC

By
Name
Title

EXHIBIT I

TO REQUEST FOR USE OF CASH COLLATERAL

WIRE INSTRUCTIONS